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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2000

THE J. JILL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22480 (Commission File Number)	04-2973769 (IRS Employer Identification No.)

4 Batterymarch Park, Quincy, MA	02169-7468
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:      (617) 376-4300

Item 5. Other Events.

    Set forth below is a description, in "plain English," of the business of The J. Jill Group, Inc., certain recent developments, and certain risk factors applicable to the business:

BUSINESS OF J. JILL

    We are a specialty retailer of high quality women's apparel, accessories and footwear. We have two business segments: direct and retail. Our direct segment markets merchandise through catalogs and an e-commerce website. Our retail segment sells the same merchandise through retail stores.

    During 1999 we shifted from being a multiple catalog concept direct mail retailer to being a single brand retailer with multiple distribution channels. In the process, we discontinued our Nicole Summers catalog concept, launched our e-commerce website and began opening retail stores. We believe that the J. Jill brand is positioned to capture market share in a market segment that we perceive to be large, growing and underserved. We also believe that the combination of "mail, mall and web" is a powerful retailing model that leverages the J. Jill brand and our infrastructure.

    The J. Jill brand is characterized by the simple, comfortable, versatile style of its merchandise offerings. Emphasizing natural fibers and unique details, J. Jill merchandise ranges from relaxed career wear to weekend wear. Almost all J. Jill merchandise is private label (that is, sold under the J. Jill brand name). We design many of these private label offerings, and most are not available in other catalogs or retail stores. J. Jill's target customers are active, affluent women age 35 to 55.

    Our objective is to build the J. Jill brand into a premier national brand. We believe that by using retail stores and an e-commerce website in addition to catalogs, we will reach a broader audience and be able to introduce the J. Jill lifestyle brand to untapped markets. We seek to enhance J. Jill's brand identity by developing strong relationships with our customers that foster loyalty and increase repeat purchases. The consistent application of unique creative and merchandising techniques to create a signature style for J. Jill merchandise is a central element of this effort, as is an emphasis on superior customer service.

    Historically, through our J. Jill catalogs we have sought to combine the personal experience of shopping at an upscale specialty retailer with the ease and convenience of shopping at home by offering an edited assortment of high quality products in vibrant, easy-to-read catalogs. At December 30, 2000, our J. Jill catalog and e-commerce customer database contained the names of approximately one million individuals who had made a purchase within the previous 12 months.

    Like the J. Jill catalog, our e-commerce website, jjill.com, reflects J. Jill lifestyle imagery. Using customer friendly interactive features, jjill.com is easy to navigate. Virtually all current J. Jill catalog merchandise is accessible for viewing and available for purchase at jjill.com. Customers can use jjill.com to enter catalog orders, shop online, check order status and check inventory availability.

    A key element of our multiple distribution channel strategy is our retail store initiative. At December 30, 2000, we had twenty-two retail stores open, and we expect to open twenty-five additional stores in 2001. We believe that specialty stores are acquiring market share at the expense of department stores, and that the women's apparel industry currently lacks a focus on the mature woman—our target customer. We believe that we are positioned to meet this customer's needs and therefore to capture an increased share of business in this underserved market. We believe there is a total market potential for three hundred to five hundred of our stores throughout the United States. In locating sites for new stores, we continue to target prime locations within upscale malls around the country.

RECENT DEVELOPMENTS

    On December 28, 2000, we issued a press release relating to the sale of our former fulfillment center in Meredith, New Hampshire. A copy of that press release is set forth as Exhibit 99.1.

    On January 3, 2001, we issued a press release relating to expected net sales for our quarter ending December 30, 2000. A copy of that press release is set forth as Exhibit 99.2.

RISK FACTORS

    THE RISKS AND UNCERTAINTIES BELOW ARE NOT THE ONLY ONES FACING J. JILL BECAUSE WE ARE ALSO SUBJECT TO ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US. IF ANY OF THESE RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS OR CASH FLOWS COULD BE HARMED.

Our retail store initiative may be unsuccessful, and our retail business is subject to a number of uncertainties.

    Our current growth strategy is based primarily on our retail store initiative. At the present time, we are devoting significant financial resources and operational efforts to the opening and operation of our retail stores. At the end of 1999 we had two retail stores. During 2000, we opened twenty more. During 2001, we plan to continue our retail store growth strategy, opening an additional twenty-five stores. The operation of retail stores presents a number of risks and challenges not present in our catalog operations, including the following:

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  We must make substantial investments in store design, leasehold improvements and other areas prior to the opening of each store and thereafter we must continue to invest to maintain our store facilities;

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  New stores typically must operate for a period of time before becoming profitable. During this start-up period the costs associated with new stores will have a negative impact on earnings;

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  We are often required to make long-term financial commitments when leasing retail store locations;

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  The success of individual stores may depend significantly on the success of the shopping malls in which they are located;

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  Operating retail stores has increased the number of our direct competitors. This new competition may require us to adopt different pricing strategies to respond to their actions;

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  We must hire and retain retail sales and management personnel in the areas where our stores are located; and

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  Our retail store initiative is likely to require us to expand our operations and fulfillment facility in Tilton, New Hampshire or to lease or acquire other warehouse and distribution facilities.

    We have limited experience in operating retail stores and may not be able to address successfully the risks that they entail. There can be no assurance that our retail store initiative will be successful, and if it is not, our business and financial condition would be adversely affected. In addition, continued growth could result in a strain on our management, financial, merchandising, marketing, distribution and other resources. We cannot assure that we will be able to manage growth effectively.

Our direct business is subject to a number of uncertainties.

    The current strategy for our direct business is to focus on profitability, with the aim of maintaining the size of the business at roughly $200 million in net sales. With respect to our catalog channel, we may cautiously experiment with increasing circulation in an attempt to achieve modest top-line growth without sacrificing profitability. With respect to our e-commerce channel, our strategy is to encourage existing customers to use our site, to explore cost-effective ways to direct new customers to our site and to further enhance our site's off-price liquidation capacities.

    Our direct business presents a number of risks and uncertainties, including the following:

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  Each edition of a catalog requires substantial investments in layout and design, paper, printing, postage and inventory prior to mailing. As a result, we are not able to adjust these costs for a particular mailing in response to the actual performance of the catalog.

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  Our catalog marketing programs rely on a high level of prospect mailings and as a result involve risks not present in mailings to our existing customers, including potentially lower and less predictable response rates and the possibility that third parties who provide customer lists may stop making them available.

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  Customer response to our catalog and e-commerce offerings is substantially dependent on our merchandise assortment and creative presentation. It can also be affected by factors that are outside our control. We have historically experienced fluctuations in customer response. If we are unable to achieve anticipated customer response in the future, our revenues could decline.

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  The operation of our direct business is dependent on our ability to prepare catalogs in a timely manner. Preparation of our catalogs requires the involvement of many different groups within our organization as well as certain outside vendors. Any delay in the completion of a catalog could cause customers to forego or defer purchases from us.

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  The operation of our direct business is also dependent on our ability to maintain the efficient and uninterrupted operation of our order taking and fulfillment systems and our e-commerce website. Any material disruption or slowdown in these systems could cause orders to be lost or delayed and could damage our reputation with our customers or cause our customers to cancel orders. These disruptions or slowdowns could include those resulting from disruptions in telephone service or electrical outages, inadequate system capacity, human error or accidents, fire, natural disasters or adverse weather conditions and lack of labor availability. These problems could result in a reduction in net sales, as well as increased administrative and shipping costs.

We are likely to require additional financing to support our retail store initiative.

    In order to open new retail stores at the rate that we believe is most likely to build the value of our organization, we will likely require additional financing in the form of an increased line of credit and issuance of debt, equity or both. However, we can provide no assurance that financing will be available on terms acceptable to us, or at all. Moreover, additional issuances of equity could result in dilution to existing stockholders.

The success of our business depends on our ability to anticipate and interpret fashion trends.

    Our future success depends on our ability to anticipate fashion trends and interpret them for our target market. We begin to make merchandise commitments as early as nine months before the merchandise is available to customers. We can provide no assurance that we will be able to identify and offer merchandise that appeals to our customer base or that any introduction of new merchandise categories will be successful or profitable. Our failure to anticipate fashion trends or to interpret them in a manner acceptable to our target customers could impact our profitability by creating a need for us to sell our merchandise at markdown prices.

Our private label branding strategy requires long product lead times and large initial purchases.

    Our use of private label merchandise requires us to incur costs and risks relating to the design and purchase of products, including long product lead times for orders and high initial purchase commitments. These long product lead times and high initial purchase commitments amplify any errors that we might make in anticipating fashion trends or interpreting them for our customers.

The women's apparel market is highly competitive.

    We are in a highly competitive business. Our retail initiative has exposed us to additional competitors. We believe that the principal bases upon which we compete are quality, design, efficient service, selection and price. However, certain of our competitors are larger and have greater financial, marketing and other resources than we do, and we can provide no assurance that we will be able to compete successfully with them in the future.

Our sales tax collection policy may expose us to certain risks.

    Our retail stores subsidiary currently collects sales tax on its store sales. Our direct marketing subsidiary currently collects sales tax on our catalog and e-commerce sales only in Massachusetts and Pennsylvania. Many states have attempted to require that out-of-state direct marketers and e-commerce retailers collect sales taxes on sales of products shipped to their residents, but the legality of the imposition of such taxes is unsettled. Our retail store initiative has increased the risk that states where our retail stores are located may attempt to require us to collect sales tax on our catalog and e-commerce sales to customers in these states. Although we believe that we have collected sales tax where we are required to do so under existing law, state tax authorities may disagree. Additionally, if Congress enacts legislation permitting states to impose sales tax collection obligations on out-of-state catalog or e-commerce businesses, or if we are otherwise required to collect additional sales taxes, such tax collection obligations would make our products more expensive, thereby negatively affecting customer response, and could have a material adverse effect on our financial position, results of operations and cash flows.

A major failure of our information systems could harm our business.

    We depend on information systems to operate our e-commerce website, process orders, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. We may experience operational problems with our information systems as a result of system failures, computer "hackers" or other causes. We cannot assure that our systems will be adequate to support future growth.

Our operating results fluctuate.

    Our annual and quarterly operating results have fluctuated and we expect these fluctuations to continue. Among the factors that may cause our operating results to fluctuate are:

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  the timing of the rollout of our new retail stores;

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  seasonal variations in retail store sales;

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  the timing and size of catalog mailings;

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  the costs of producing and mailing catalogs;

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  customer response to merchandise offerings;

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  the timing of merchandise receipts;

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  the level of merchandise returns;

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  changes in merchandise mix and presentation; and

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  the incurrence of other operating costs and factors beyond our control, such as general economic conditions and actions of competitors.

    Our current expense levels are based in part on expectations of future net sales and, as a result, net income for a given period could be disproportionately affected by any reduction in net sales for that period. In addition, we expect our retail store business to be seasonal, unlike our direct business.

    As a result of all of these factors, we believe that period-to-period comparisons of our historical and future results will not necessarily be meaningful, and should not be relied on as an indication of future performance.

Talented personnel are critical to our success.

    Our success depends to a significant extent upon our ability retain key personnel, particularly Gordon R. Cooke, President and Chief Executive Officer and the Chairman of our Board of Directors, and to continue to attract talented new personnel. The loss of the services of Mr. Cooke or one or more of our current key employees, or our failure to attract talented new employees, could have a material adverse effect on our business. We do not have employment contracts with any members of our senior management that would prohibit them from competing with us following the termination of their employment. We do not maintain "key man" life insurance on the lives of any members of our senior management.

Our overseas merchandise purchasing strategy makes us vulnerable to a number of risks.

    We purchase a significant portion of our merchandise either directly from foreign suppliers or through foreign buying agents, and we expect that we will continue to purchase merchandise from foreign suppliers and through foreign buying agents in the future. In recent periods, these foreign suppliers have been primarily located in Southeast Asia. In addition, we believe that our domestic suppliers purchase a portion of the goods they sell to us from foreign suppliers. Accordingly, our operations are subject to the normal risks and burdens of purchasing merchandise abroad, including:

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  customs compliance;

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  import duties or restrictions;

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  greater difficulty in supervising distant suppliers;

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  work stoppages; and

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  in certain parts of the world, political and economic instability.

Our success is dependent on the performance of our vendors and service providers.

    Our business depends on the performance of third parties, including:

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  manufacturers and foreign buying agents;

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  telecommunications service providers;

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  the United States Postal Service;

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  shipping companies;

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  landlords and building contractors;

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  paper manufacturers and printers;

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  credit card processing companies; and

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  our overflow call center.

Any interruptions or delays in these services could materially and adversely affect our business and financial condition. Although we believe that in general the goods and services we obtain from third parties could be purchased from other sources, identifying and obtaining substitute goods and services could result in delays and increased costs. We do not maintain supply contracts with any of our private label or other merchandise vendors. Rather, we acquire merchandise via purchase orders that terminate upon completion of the order. If any significant vendor were to suddenly discontinue its relationship with us, we could experience temporary delivery delays until a substitute supplier could be found.

Our business is subject to a number of external costs that we are unable to control.

    Our business is subject to a number of external costs that we are unable to control, including:

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  labor costs;

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  printing, paper and postage expenses;

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  shipping charges associated with distributing merchandise to customers and stores; and

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  retail store facility rental and construction costs.

    Any increase in these or other external costs could adversely affect our financial position, results of operations and cash flows.

Negative economic conditions could harm our business.

    Our success is influenced by a number of economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates and taxation rates. Adverse changes in these economic conditions may restrict consumer spending, thereby negatively affecting our growth and profitability.

The market price of our common stock is volatile.

    The market price of our common stock has fluctuated substantially since our initial public offering in 1993. Trading volume in our common stock has historically been relatively thin. We believe factors such as quarterly operating results, changes in market conditions, securities analysts' estimates of future operating results, and the overall performance of the stock market may cause the market price of our common stock to fluctuate significantly. The Nasdaq National Market has experienced a high level of price and volume volatility and the market prices of the stock of many companies have experienced wide price fluctuations not necessarily related to the operating performance of those companies.

Potential acquirors might be frustrated by certain provisions in Delaware Law, our charter and our by-laws.

    Provisions of our Certificate of Incorporation and By-Laws and of the Delaware General Corporation Law may make it more difficult for a third party to acquire us, even if doing so would allow our stockholders to receive a premium over the prevailing market price of our stock. Those provisions of our Certificate of Incorporation and By-Laws and of Delaware law are intended to encourage potential acquirers to negotiate with us and allow our Board of Directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, those provisions may also discourage acquisition proposals or delay or prevent a change in control, which could negatively affect our stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the information in this Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "expect," "anticipate," "plan," "believe," "seek," "estimate," "backlog" and similar words. Statements that we make in this Form 8-K that are not statements of historical fact may also be forward-looking statements. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There may be events in the future that we are not able to predict accurately or over which we have no control. Undue reliance should not be placed on forward-looking statements. We do not promise to make any public statement if we learn that our assumptions or projections are wrong for any reason. The factors we discuss in "Risk Factors" and elsewhere in this Form 8-K could cause our actual results to differ from any forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Exhibits

  99.1
  December 28, 2000 Press Release

  99.2
  January 3, 2001 Press Release

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.
Date: January 16, 2001	By:	/s/ OLGA L. CONLEY Olga L. Conley Chief Financial Officer

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BUSINESS OF J. JILL
RECENT DEVELOPMENTS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SIGNATURES